CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 24 to the Registration Statement (Form N-1A, No. 33-81800) of the Variable Insurance Funds and to the use of our report dated February 12, 2004 on the December 31, 2003 financial statements of the Choice VIT Market Neutral Fund, incorporated by reference therein.

                                                                                            /s/ Ernst & Young LLP

Columbus, Ohio
April 26, 2004